UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2015

ROYAL ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52547	11-3480036
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

56 Broad Street, Suite 2, Charleston, SC 29401

(Address of principal executive offices) (Zip Code)

(843) 900-7693

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2015, Royal Energy Resources, Inc. (the “Company”) entered into a Letter Agreement with Middle Wilgat LLC and Coal Fields Transports, Inc., affiliates of The Cline Group (collectively, the “Cline Group”), for the purchase of all of the membership units of Gatling LLC, Gatling Ohio LLC, Meigs Point Dock LLC, Big River Mining LLC, Yellow Bush Mining LLC and Broad Run Dock LLC (the “Gatling Entities”). Together these entities comprise the “Gatling Mining Complex” situate on an aggregate of 70,000 net acres adjacent to the Ohio River.

On November 24, 2015, the Company, by and through Royal Ventures, LLC (“Royal Ventures”), a wholly owned subsidiary, and Jet Ohio, LLC, an unaffiliated third-party (“Jet Ohio”), entered into an Operations Agreement for Jet Fuel, LLC (“Jet Fuel”) for the purpose of acquiring the Gatling Entities from the Cline Group. Jet Fuel is owned 51% by Royal Ventures and 49% by Jet Ohio.

On November 25, 2015, Jet Fuel entered into definitive agreements with the Cline Group to acquire the Gatling Entities. The transaction is scheduled to close on or before December 20, 2015, but in no event later than December 31, 2015, and provides in pertinent part:

●	A purchase price of $20,000,000.00, payable (i) $14,000,000.00 in cash; and (ii) $6,000,000.00 in the form of a senior secured promissory note in favor of the Cline Group (the “Cline Note”), less $1,750,000.00 previously paid in earnest money deposits for the benefit of Jet Fuel, $250,000.00 of which was paid by the Company.

●	The Cline Note (i) bears interest at 9%; (ii) is payable interest-only monthly; (iii) requires a $1,000,000.00 principle payment six months from closing; and (iv) will be guaranteed by the Company.

The Gatling Mining Complex includes two permitted, room-and-pillar underground mines in both West Virginia and Ohio, a substantial quantity of mining equipment, an operational wash plant, conveyor systems, a coal loading facility on the Ohio River, and a dedicated beltline to the Mountaineer Power Plant of American Electric Power (AEP). Based on an appraisal report by Weir International, Inc., the Ohio mine has proven and probable reserves of approximately 121 million tons of coal, and the West Virginia mine 64 million tons of coal, with a Fair Market Value as of March 26, 2014 of $75.35 Million. The underlying reserves and certain surface assets and infrastructure are owned by Natural Resource Partners, LP (NRP), and were previously leased to certain of the Gatling entities on a per ton royalty basis. The closing under the transaction is subject to, among other things, Jet Fuel and NRP entering into new and/or revised agreements for the minerals and the surface infrastructure.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Unit Purchase Agreement between Jet Fuel, LLC and Middle Wilgat, LLC dated November 25, 2015

10.2	Unit Purchase Agreement between Jet Fuel, LLC and Coal Field Transports, LLC dated November 25, 2015

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROYAL ENERGY RESOURCES, INC.

Date: December 3, 2015	By:	/s/ William L. Tuorto
William L. Tuorto, Chief Executive Officer

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